As filed with the Securities and Exchange Commission on December 22, 2006.
Registration No. 333-46713

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	38-0819050

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
901 44th Street
Grand Rapids, Michigan 49508
(Address of Principal Executive Offices) (Zip Code)
STEELCASE INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Jon D. Botsford, Esq.
Senior Vice President, Secretary and Chief Legal Officer
901 44th Street
Grand Rapids, Michigan 49508
(Name and address of agent for service)
(616) 246-9600
(Telephone number, including area code, of agent for service)
WITH COPY TO:
Brian W. Duwe, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
333 W. Wacker Drive, Suite 2100
Chicago, Illinois 60606
(312) 407-0700

EXPLANATORY NOTE
     Steelcase Inc. (the “Company”) filed a Registration Statement on Form S-8, File No. 333-46713, with the Securities and Exchange Commission on February 23, 1998 (the “Form S-8”) to cover 1,500,000 shares of the Company’s Class A Common Stock to be offered and sold through the Steelcase Inc. Employee Stock Purchase Plan (the “Plan”). Effective as of December 13, 2006, the Company terminated the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister all shares of the Company’s Class A Common Stock previously registered on the Form S-8 that were unsold as of December 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Steelcase Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on December 14, 2006.

STEELCASE INC.

By:	/s/ James P. Hackett

Name:	James P. Hackett
Title:	President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 14th day of December, 2006.

Signature	Title

/s/ James P. Hackett
James P. Hackett	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David C. Sylvester
David C. Sylvester	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William P. Crawford
William P. Crawford	Director

/s/ Earl D. Holton
Earl D. Holton	Director

/s/ Michael J. Jandernoa
Michael J. Jandernoa	Director

Signature	Title

/s/ David W. Joos
David W. Joos	Director

/s/ Elizabeth Valk Long
Elizabeth Valk Long	Director

/s/ Robert C. Pew III
Robert C. Pew III	Director

/s/ Cathy D. Ross
Cathy D. Ross	Director

/s/ Peter M. Wege II
Peter M. Wege II	Director

/s/ P. Craig Welch, Jr.
P. Craig Welch, Jr.	Director

/s/ Kate Pew Wolters
Kate Pew Wolters	Director